Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,530,658
Unrealized Gain (Loss) on Market Value of Futures	(3,350,340)
Dividend Income	9,486
Interest Income	44,140
ETF Transaction Fees	350
Total Income (Loss)	$1,234,294

Expenses
General Partner Management Fees	$15,935
Professional Fees	3,698
Brokerage Commissions	3,225
Non-interested Directors' Fees and Expenses	371
Prepaid Insurance Expense	312
NYMEX License Fee	398
Total Expenses	23,939
Expense Waiver	(4,021)
Net Expenses	$19,918
Net Income (Loss)	$1,214,376

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$30,844,497
Withdrawals (50,000 Shares)	(1,492,565)
Net Income (Loss)	1,214,376

Net Asset Value End of Month	$30,566,308
Net Asset Value Per Share (1,050,000 Shares)	$29.11

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596